Exhibit 24
Powers of Attorney

I hereby constitute and appoint Gunnar Kleveland, Robert D. Starr, John J. Tedone, and Joseph M. Gaug, as my true and lawful attorney-in-fact and agent, with full power of substitution, for me and in my name, in any and all capacities, to sign on my behalf the Annual Report on Form 10-K of Albany International Corp. for the fiscal year ended December 31, 2023, and any amendment or supplement thereto; and to file such Annual Report on Form 10-K, and any such amendment or supplement, with the Securities and Exchange Commission and any other appropriate agency pursuant to applicable laws and regulations.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of February, 2024.

/s/ Erland E. Kailbourne	/s/ Gunnar Kleveland
Erland E. Kailbourne	Gunnar Kleveland
Chairman of the Board and Director	President and Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Robert D. Starr	/s/ John J. Tedone
Robert D. Starr	John J. Tedone
Executive Vice President and Chief Financial Officer	Chief Accounting Officer
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ John R. Scannell	/s/ Katharine L. Plourde
John R. Scannell	Katharine L. Plourde
Director	Director

/s/ Kenneth W. Krueger	/s/ J. Michael McQuade
Kenneth W. Krueger	J. Michael McQuade
Director	Director

/s/ Mark J. Murphy	/s/ Christina M. Alvord
Mark J. Murphy	Christina M. Alvord
Director	Director

/s/ Russell E. Toney
Russell E. Toney
Director